As filed with the Securities and Exchange Commission on March 14, 1995.
                                       Registration No. 33-52585
                                       Post-Effective Amendment
                                       No. 2 to Registration
                                       Statement No. 33-49469



               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549
                           __________

                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO

                            FORM S-3

                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933
                           __________

                Consolidated Natural Gas Company

     (Exact name of registrant as specified in its charter)

               Delaware                      13-0596475
     (State or other jurisdiction of         (I.R.S. Employer
     incorporation or organization)          Identification No.)


                           CNG Tower
                       625 Liberty Avenue
              Pittsburgh, Pennsylvania  15222-3199
                         (412) 227-1000

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

            L.D. Johnson, Vice Chairman of the Board

                  and Chief Financial Officer
                Consolidated Natural Gas Company
    CNG Tower, 625 Liberty Avenue, Pittsburgh, Pennsylvania
                           15222-3199
                         (412) 227-1000

   (Name, address, including zip code, and telephone number,
           including area code, of agent for service)
                           __________
                              with a copy to:

Stephen E. Williams, Esq.                Gary W. Wolf, Esq.
Senior Vice President and General        Cahill Gordon & Reindel
 Counsel                                 Eighty Pine Street
Consolidated Natural Gas                 New York, New York  10005
 Company
CNG Tower
625 Liberty Avenue
Pittsburgh, PA  15222-3199

      Approximate date of commencement of proposed sale to the public:

            From time to time after this Registration Statement becomes effective when warranted by market conditions and other factors.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /__/

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X_/

                                 __________

            This Post-Effective Amendment No. 1 to Registration Statement No. 33-52585 is also Post-Effective Amendment No. 2 to Registration Statement No. 33-49469, and shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933. Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus contained herein is a combined prospectus which also covers $100,000,000 in principal amount of unissued debt securities previously registered under Registration Statement
No. 33-49469.

                    Consolidated Natural Gas Company


                            Debt Securities


      Consolidated Natural Gas Company ("Company") may offer from time to time up to $500,000,000 aggregate principal amount of its debt securities ("Debt Securities") in one or more series in amounts, at prices and upon terms to be determined in light of market conditions at the time of sale and in conformity with the requirements of the Public Utility Holding Company Act of 1935 ("Holding Company Act"). The Debt Securities may be sold directly by the Company, through agents designated from time to time, or to or through underwriters or dealers (see "Plan of Distribution").


      The specific aggregate principal amount, maturity, rate and time of payment of interest, any redemption provisions, initial public offering price, proceeds to the Company, and any other specific terms in connection with the offering and sale of a series of Debt Securities, including the names of the underwriters or agents, if any, and the terms of such offering, will be set forth in a Prospectus Supplement accompanying this Prospectus.





 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
          AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.






                The date of this Prospectus is March 14, 1995

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange
Commission ("Commission"). Such reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's Regional Offices in the Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, reports, proxy material and other information concerning the Company may be inspected at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.


      This Prospectus constitutes a part of a registration statement ("Registration Statement") which the Company has filed with the Commission under the Securities Act of 1933, as amended, with respect to the Debt Securities. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits thereto for further information with respect to the Company and the securities offered hereby. Such additional information can be obtained from the Commission's office in Washington, D.C. Any statements contained herein concerning the provisions of any documents are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                      DOCUMENTS INCORPORATED BY REFERENCE

      The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act (File No. 1-3196), are incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

      (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1993; and


      (2) The Company's Quarterly Reports on Form 10-Q for the Quarters ended March 31, June 30 and September 30, 1994.


      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

      The Company hereby undertakes to provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents incorporated herein by reference, excluding the exhibits thereto. Requests for such documents should be addressed to Ms. Laura J. McKeown, Secretary, Consolidated Natural Gas Company, CNG Tower, 625 Liberty Avenue, Pittsburgh, PA 15222-3199, (412) 227-1125.

                       THE COMPANY AND ITS SUBSIDIARIES

      The Company is a Delaware corporation organized on July 21, 1942. It is engaged solely in the business of owning and holding the outstanding securities of fifteen companies primarily engaged in the natural gas business.

      The Company and its subsidiaries ("Consolidated System" or "System") are engaged in all phases of the natural gas business distribution, transmission and exploration and production. The Company's principal subsidiaries are described below.

      CNG Transmission Corporation operates a regional interstate pipeline system and provides gas transportation and storage services to each of the Company's public utility subsidiaries (except West Ohio Gas Company) and to non-affiliated utilities, end-users and others in the Midwest, the Mid-Atlantic states and the Northeast. CNG Transmission Corporation is subject to regulation by the Federal Energy Regulatory Commission.

      Public utility subsidiaries of the Company are The East Ohio Gas Company, West Ohio Gas Company, The Peoples Natural Gas Company, Virginia Natural Gas, Inc. and Hope Gas, Inc. Principal cities served at retail are:
Cleveland, Akron, Youngstown, Canton, Warren, Lima, Ashtabula and Marietta in Ohio; Pittsburgh (a portion), Altoona and Johnstown in Pennsylvania; Norfolk, Newport News, Virginia Beach, Chesapeake, Hampton and Williamsburg in Virginia; and Clarksburg and Parkersburg in West Virginia.

      CNG Producing Company is the Company's exploration and production subsidiary. It explores for and produces gas and oil primarily in the Gulf of Mexico, the southern and western United States, the Appalachian region and in Canada.

      CNG Energy Services Corporation conducts activities in the unregulated energy area, including gas and electric power marketing, and investments in power generation facilities.

                                USE OF PROCEEDS

      The proceeds from the sale of the Debt Securities will be added to the treasury funds of the Company and subsequently used to finance System capital expenditures, general corporate purposes, purchase of the Company's common stock in the open market and/or acquire, retire or redeem debt securities issued by the Company as authorized by the Commission under the Holding

Company Act. The balance of funds required for these purposes is expected to be obtained principally from internal cash generation and the issuance of other debt securities. Reference is made to the documents incorporated by reference herein for information relating to estimated capital expenditures.


                       CERTAIN TERMS AND DESCRIPTIONS OF
                         DEBT SECURITIES AND INDENTURE

      The  Debt  Securities will  be issued  in one  or  more series  under an
Indenture  dated as  of March 1,  1995 ("Indenture")  between the  Company and
United States Trust Company of New York, as Trustee ("Trustee"), the form of which is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are qualified in their entirety by express reference to the Indenture and the Securities Resolutions (as defined in the Indenture). Certain terms defined in the Indenture are used in this summary without definition.

      The Indenture will not limit the amount of Debt Securities that can be issued thereunder and provides that the Debt Securities may be issued from time to time in one or more series pursuant to the terms of one or more Securities Resolutions establishing such series. As of the date of this Prospectus, there were no Debt Securities outstanding under the Indenture. The Debt Securities will be unsecured and will rank on a parity with all other unsecured and unsubordinated debt of the Company. Although the Indenture provides for the possible issuance of Debt Securities in other forms or currencies, the only Debt Securities covered by this Prospectus will be Debt Securities denominated in U.S. dollars in registered form without coupons. Consequently, information contained in the Indenture relating to the offer and sale of Debt Securities in other forms or currencies is not provided in this Prospectus.

Certain Terms of the Debt Securities

      Reference is made to the Prospectus Supplement for the following terms, if applicable, of the Debt Securities offered thereby: (1) the designation, aggregate principal amount and denominations; (2) the price at which such Debt Securities will be issued and, if an index, formula or other method is used, the method for determining amounts of principal or interest; (3) the maturity date and other dates, if any, on which principal will be payable; (4) the interest rate (which may be fixed or variable), if any; (5) the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest; (6) the manner of paying principal or interest; (7) the place or places where principal and interest will be payable; (8) the terms of any mandatory or optional redemption by the Company;
(9) the terms of any redemption at the option of Holders; (10) whether such Debt Securities are to be represented in whole or in part by a Debt Security in global form and, if so, the identity of the depositary ("Depositary") for any global Security; (11) any tax indemnity provisions; (12) the portion of principal payable upon acceleration of a Discounted Security (as defined below); (13) whether and upon what terms Debt Securities may be defeased; (14) any events of default or restrictive covenants in addition to or in lieu of those set forth in the Indenture; (15) provisions for electronic issuance of Debt Securities or for Debt Securities in uncertificated form; and (16) any additional provisions or other special terms not inconsistent with the provisions of the Indenture, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the Debt Securities. (Section 2.01)

      The Debt Securities of a series may be issued in whole or in part in the form of one or more global Securities that will be deposited with, or on behalf of, a Depositary identified in the Prospectus Supplement relating to the series. Global Securities may be issued in registered or uncertificated form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a global Security may not be transferred except as a whole by the Depositary to a nominee or a successor depositary. (Section 2.12) The specific terms of the depositary arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to the series.

      Debt Securities of any series may be issued as Registered Securities or uncertificated securities, as specified in the terms of the series. (Section 2.01) Unless otherwise indicated in the Prospectus Supplement, Registered Securities will be issued in denominations of $1,000 and whole multiples thereof. One or more global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding Debt Securities of the series to be represented by such global Security or Securities.

      Debt Securities may be issued under the Indenture as Discounted Securities to be offered and sold at a substantial discount from the principal amount thereof. Special United States federal income tax and other considerations applicable thereto will be described in the Prospectus Supplement relating to such Discounted Securities.

      "Discounted Security" means a Debt Security where the amount of principal due upon acceleration is less than the stated principal amount.

Certain Covenants

      The Debt Securities will not be secured by any properties or assets and will represent unsecured debt of the Company. The Indenture does not limit the amount of unsecured debt that the Company can incur.

      As discussed below, the Indenture includes certain limitations on the Company's ability to create liens and to enter into sale and leaseback transactions. However, such limitations will apply only to the extent the Securities Resolution establishing the terms of a series so provides and, if applicable, the limitations are subject to a number of qualifications and exceptions. Accordingly, the covenants described below will apply unless otherwise indicated in a Prospectus Supplement, and any obligations thereunder are subject to termination upon defeasance. See "Legal Defeasance and Covenant Defeasance" below. Also, unless otherwise indicated in a Prospectus Supplement, the covenants contained in the Indenture, if applicable, do not afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Debt Securities.

     Limitation on Liens

      Unless the Securities Resolution establishing the terms of a series otherwise provides, the Debt Securities will be entitled to the benefit of a covenant in the Indenture which provides that the Company shall not, and shall not permit any Restricted Subsidiary to, incur any mortgage, pledge, security interest or lien (collectively, "Lien") on Principal Property to secure a Debt unless: (1) the Lien equally and ratably secures the Debt Securities and the Debt provided that the Lien may not secure an obligation of the Company that is subordinated to the Debt Securities; (2) the Lien secures Debt incurred to finance all or some of the purchase price or the cost of construction or improvement of property of the Company or a Restricted Subsidiary and does not extend to any other Principal Property (other than to unimproved real property used for the construction or improvement) owned by the Company or a Restricted Subsidiary at the time the Lien is incurred and which Lien may not be incurred more than one year after the later of the (a) acquisition, (b) completion of construction or improvement, or (c) commencement of full operation, of the property subject to the Lien; (3) the Lien is on property of a corporation at the time the corporation merges into or consolidates with the Company or a Restricted Subsidiary; (4) the Lien is on property at the time the Company or a Restricted Subsidiary acquires the property; (5) the Lien is on property of a corporation at the time the corporation becomes a Restricted Subsidiary; (6) the Lien secures Debt of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary; (7) the Lien is in favor of a government or governmental entity and secures (a) payments pursuant to a contract or statute, (b) the ability of the Company to maintain self-insurance under or participate under any State insurance fund under legislation designated to insure employees of the Company against injury or occupational diseases, or
(c) Debt incurred to finance all or some of the purchase price or cost of construction or improvement of the property subject to the Lien; (8) the Lien secures Debt which is payable, both with respect to principal and interest, solely out of the proceeds of oil, gas, coal or other minerals to be produced from the property subject thereto and to be sold or delivered by the Company or a Subsidiary, including any interest of the character commonly referred to as a "production payment"; (9) the Lien is created or assumed by a Subsidiary on oil, gas, coal or other mineral property owned or leased by a Subsidiary to secure Debt of such Subsidiary for the purposes of developing such properties, including any interest of the character commonly referred to as a "production payment"; provided, however, that neither the Company nor any other Subsidiary shall assume or guarantee such Debt or otherwise be liable in respect thereto;
(10) the Lien extends, renews or replaces in whole or in part a Lien ("existing Lien") permitted by any of clauses (1) through (9) provided that the Debt secured by the Lien may not exceed the Debt secured at the time by the existing Lien unless the existing Lien or a predecessor Lien was incurred under clause (1) or (6) and the Lien may not extend beyond (a) the property subject to the existing Lien (other than property that at the time is not Principal Property) and (b) improvements and construction on such property;
(11) the Debt plus all other Debt secured by Liens on Principal Property at the time does not exceed 10% of Consolidated Net Tangible Assets (excluding from all other Debt in the determination: (a) Debt secured by a Lien permitted by any of clauses (1) through (10) and (12) and (b) Debt secured by a Lien incurred prior to the date of the Indenture that would have been permitted by any of those clauses if the Indenture had been in effect at the time the Lien was incurred), provided that Attributable Debt for any lease permitted by clause (3) under "Limitation on Sale and Leaseback" below must be included in the determination and treated as Debt secured by a Lien on Principal Property not otherwise permitted by any of clauses (1) through (10) or (12); or (12) the Lien is a Permitted Lien. (Section 4.04)

      "Attributable Debt" for a lease means, as of the date of determination, the present value of net rent for the remaining term of the lease. Rent shall be discounted to present value at a discount rate that is compounded semiannually. The discount rate shall be 10% per annum or, if the Company elects, the discount rate shall be equal to the weighted average Yield to
Maturity of the Debt Securities. Such average shall be weighted by the principal amount of the Debt Securities of each series or, in the case of Discounted Securities, the amount of principal that would be due as of the date of determination if payment of the Debt Securities were accelerated on that date. (Section 4.01)

      "Consolidated Net Tangible Assets" means total assets less (a) total current liabilities (excluding short-term Debt and payments due within one year on Long-Term Debt) and deferred credits, (b) intangible assets, including, without limitation, goodwill, copyrights, trademarks, trade names, patents and unamortized debt discount and expense, (c) reserves, including reserves for estimated rate refunds pending the outcome of a rate proceeding to the extent such refunds have not been finally determined, but excluding reserves for deferred differences, (d) advances to finance oil and natural gas exploration and development to the extent that the Debt related thereto is excluded from Long-Term Debt, (e) an amount equal to the amount excluded from Long-Term Debt representing "production payment" financing of oil or natural gas exploration and development by the Company or its consolidated Subsidiaries, and (f) minority interests in common stocks and surplus in Subsidiaries, in each case as reflected in the Company's most recent consolidated balance sheet preceding the date of a determination under clause
(11) of the first paragraph under "Limitation on Liens" above.  (Section 4.01)

      "Permitted Liens" include, among other items, the pledge or assignment in the ordinary course of business of gas inventory, accounts receivable or customers' installment paper. (Section 4.01)

      "Principal Property" means any property or asset used in connection with or relating to the transmission, distribution, exploration or production of natural gas whether now or hereafter owned, located in the United States (excluding territories and possessions), the net depreciated book value of which on the date as of which the determination is being made exceeds 3% of the Consolidated Net Tangible Assets of the Company, except any such property or asset that in the opinion of the Board or Company management (evidenced by a certified Board resolution or an Officers' Certificate delivered to the Trustee) is not of material importance to the total business conducted by the Company and its consolidated Subsidiaries. (Section 4.01)

      "Restricted Subsidiary" means a Wholly Owned Subsidiary that has substantially all of its assets located in the United States (excluding territories and possessions) and owns a Principal Property. (Section 4.01)

     Limitation on Sale and Leaseback

      Unless the Securities Resolution establishing the terms of a series otherwise provides, the Debt Securities will be entitled to the benefit of a covenant in the Indenture which provides that the Company shall not, and shall not permit any Restricted Subsidiary to, enter into a Sale-Leaseback Transaction with respect to any Principal Property acquired or placed into service more than 180 days before the effective date of such lease unless:
(1) the lease has a term of three years or less; (2) the lease is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries; (3) the Company or a Restricted Subsidiary under any of clauses (2) through (11) under "Limitation on Liens" above could create a Lien on the property to secure Debt at least equal in amount to the Attributable Debt for the lease; or (4) the Company or a Restricted Subsidiary within 180 days of the effective date of the lease retires Long-Term Debt of the Company or a Restricted Subsidiary at least equal in amount to the Attributable Debt for the lease. A Debt is retired when it is paid or cancelled. However, the Company or a Restricted Subsidiary may not receive credit for retirement of: (1) Debt of the Company that is subordinated to the Debt Securities; or (2) Debt, if paid in cash, that is owned by the Company or a Restricted Subsidiary. (Section 4.05)
      "Sale-Leaseback Transaction" means an arrangement pursuant to which the Company or a Restricted Subsidiary now owns or hereafter acquires a Principal Property, transfers it to a person, and leases it back from the person. (Section 4.01)

Successor Obligor

      Unless the Securities Resolution establishing the terms of a series otherwise provides, the Debt Securities will be entitled to the benefit of a covenant in the Indenture which provides that the Company will not consolidate with or merge into, or transfer all or substantially all of its assets to, any person, unless: (1) the person is organized under the laws of the United States or a State thereof; (2) the person assumes by supplemental indenture all the obligations of the Company under the Indenture and the Debt

Securities; (3) immediately after the transaction no Default (as defined) exists; and (4) if as a result of the transaction, a Principal Property would become subject to a Lien not permitted by the provisions described under "Limitation on Liens" above, to the extent applicable, the Company or such person secures the Debt Securities equally and ratably with or prior to all obligations secured by the Lien. The successor will be substituted for the Company, and thereafter all obligations of the Company under the Indenture and the Debt Securities shall terminate. (Section 5.01)

Exchange of Securities

      Registered Securities may be exchanged for an equal aggregate principal amount of Registered Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the Registered Securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of the Transfer Agent. (Section 2.07)

Defaults and Remedies

      Unless the Securities Resolution establishing the terms of a series otherwise provides, an "Event of Default" with respect to the series of Debt Securities will occur if: (1) the Company defaults in any payment of interest on any Debt Securities of the series when the same becomes due and payable and the Default continues for a period of 60 days; (2) the Company defaults in the payment of the principal of any Debt Securities of the series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise; (3) the Company defaults in the payment or satisfaction of any sinking fund obligation with respect to any Debt Securities of a series as required by the Securities Resolution establishing the terms of such series and the Default continues for a period of 60 days; (4) the Company defaults in the performance of any of its other agreements applicable to the series and the Default continues for 120 days after the notice specified in the Indenture; (5) the Company pursuant to or within the meaning of any Bankruptcy
Law: (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a Custodian for it or for all or substantially all of its property, or
(d) makes a general assignment for the benefit of its creditors; or (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company in an involuntary case,
(b) appoints a Custodian for the Company or for all or substantially all of its property, or (c) orders the liquidation of the Company; and the order or decree remains unstayed and in effect for 60 days. (Section 6.01)

      The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

      A Default under clause (4) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the series notify the Company of the Default and the Company does not cure the Default within the time specified after receipt of the notice. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debt Securities of the series. Subject to certain limitations, holders of a majority in principal amount of the Debt Securities of the series may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the series notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interest.

      The failure to redeem any Debt Security subject to a Conditional Redemption is not an Event of Default if any event on which such redemption is so conditioned does not occur before the redemption date.

      The Indenture does not have a cross-default provision. Thus, a default by the Company on any other debt (including any other series of Debt Securities outstanding under the Indenture) would not constitute an Event of Default.

Amendments and Waivers

      The Indenture and the Debt Securities may be amended, and any default may be waived as follows: The Debt Securities and the Indenture may be amended with the consent of the holders of a majority in principal amount of the Debt Securities of all series affected voting as one class. (Section 9.02) A default on a series may be waived with the consent of the holders of a majority in principal amount of the Debt Securities of the series. (Section 6.04) However, without the consent of each Holder affected, no amendment or waiver may (1) reduce the amount of Debt Securities whose holders must consent to an amendment or waiver, (2) reduce the interest on or change the time for payment of interest on any Debt Security, (3) change the fixed maturity of any Debt Security, (4) reduce the principal of any Debt Security or reduce the amount of principal of any Discounted Security that would be due on acceleration thereof, (5) change the currency in which principal or interest on a Debt Security is payable or (6) waive any default in payment of interest on or principal of a Debt Security. (Section 9.02) Without the consent of any Holder, the Indenture or the Debt Securities may be amended (1) to cure any ambiguity, omission, defect or inconsistency, (2) to provide for assumption of Company obligations to Holders in the event of a merger or consolidation requiring such assumption, (3) to provide that specific provisions of the Indenture not apply to a series of Debt Securities not previously issued, (4) to create a series and establish its terms, (5) to provide for a separate Trustee for one or more series, or (6) to make any change that does not materially adversely affect the rights of any Holder. (Section 9.01)

Legal Defeasance and Covenant Defeasance

      Debt Securities of a series may be defeased in accordance with their terms and, unless the Securities Resolution establishing the terms of the series otherwise provides, as set forth below. The Company at any time may terminate as to a series all of its obligations (except for certain obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a Debt Security, to replace destroyed, lost or stolen Debt Securities and to maintain agents in respect of the Debt Securities) with respect to the Debt Securities of the series and the Indenture ("legal defeasance"). The Company at any time may terminate as to a series its obligations with respect to the Debt Securities of the series under the covenants described under "Certain Covenants" or other covenants which may be added for the benefit of a particular series of Debt Securities ("covenant defeasance").

      The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, a series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, a series may not be accelerated by reference to the covenants described under "Certain Covenants" or other covenants which may be added for the benefit of a particular series of Debt Securities. (Section 8.01)

      To exercise its legal defeasance option as to a series, the Company must deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Debt Securities of the series to redemption or maturity and must comply with certain other conditions. In particular, the Company must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to Holders for Federal income tax purposes.

      "U.S. Government Obligations" are direct obligations of the United States of America which have the full faith and credit of the United States of America pledged for payment and which are not callable at the issuer's option, or certificates representing an ownership interest in such obligations. (Section 8.02)

Trustee

      United States Trust Company of New York will act as Trustee and Registrar for Debt Securities issued under the Indenture and, unless otherwise indicated in a Prospectus Supplement, the Trustee will also act as Transfer Agent and Paying Agent with respect to the Debt Securities. (Section 2.03) The Company may remove the Trustee with or without cause if the Company so notifies the Trustee six months in advance and if no Default occurs or is continuing during the six-month period. (Section 7.07)

                             PLAN OF DISTRIBUTION

      The Company may solicit offers from time to time to sell the Debt Securities to, for reoffer to the public through, underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. The Debt Securities may be sold upon receipt of proposals pursuant to competitive bidding, or as may otherwise be permitted, under the Holding Company Act. The Company has also been authorized by the Commission acting under the Holding Company Act to sell the Debt Securities through negotiated transactions in public offerings through underwriters and investment bankers, or to institutional investors in private placements. The Company may also sell the Debt Securities through dealers or agents.


      Any specific managing underwriter or underwriters with respect to the offer and sale of the Debt Securities and the members of the underwriting syndicate, if any, will be named in a Prospectus Supplement. Underwriters will not be obligated to make a market in any of the Debt Securities. Unless otherwise set forth in a Prospectus Supplement, underwriters will be obligated to purchase all of the Debt Securities offered, subject to certain conditions precedent.


      The Prospectus Supplement will describe the discounts and commissions to be allowed or paid to underwriters, if any, all other items constituting underwriting compensation, the discounts and commissions to be allowed or paid to dealers and agents, if any, and the exchanges, if any, on which the Debt Securities will be listed.


      Underwriters, dealers and agents may be entitled, under agreements to be entered into with the Company, to indemnification against or to contribution with respect to certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                                LEGAL OPINIONS

      The legality of the Debt Securities will be passed upon for the Company by Stephen E. Williams, Senior Vice President and General Counsel of the Company and of its subsidiary, Consolidated Natural Gas Service Company, Inc., CNG Tower, Pittsburgh, Pennsylvania 15222-3199, and Norbert F. Chandler, counsel for the Company and a General Attorney of such subsidiary, CNG Tower, Pittsburgh, Pennsylvania 15222-3199, or either of them. At January 31, 1995, Mr. Williams owned directly and/or beneficially 11,935 shares of the Company's common stock and has been granted pursuant and subject to the terms of the Company's long-term incentive plans, restricted stock awards of 508 shares and options on 25,370 shares. As of the same date, Mr. Chandler directly and/or beneficially owned 3,330 shares of the Company's common stock and options on 8,370 shares under such long-term incentive plans. Certain legal matters in connection with the Debt Securities will be passed upon by Cahill Gordon & Reindel, a partnership including a professional corporation, Eighty Pine Street, New York, New York 10005, for the underwriters or purchasers.

                                    EXPERTS

      The consolidated financial statements of Consolidated Natural Gas Company and its Subsidiaries, which are incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K, have been so incorporated in reliance on the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

      The estimates of gas and oil reserves included in such Annual Report are incorporated in this Prospectus by reference in reliance upon the report of Ralph E. Davis Associates, Inc., independent geologists, as experts.

      The estimates of recoverable raw coal reserves included in such Annual Report are incorporated in this Prospectus by reference in reliance upon the report of John T. Boyd Company, mining engineers and geologists, as experts.

  No dealer,  salesman, or any
person has  been authorized to
give  any  information  or  to
make  any  representation  not
contained  in this  Prospectus             Consolidated Natural Gas
and,  if  given or  made, such                       Company
information  or representation
must  not  be  relied upon  as
having been  authorized by the
Company or by any underwriter.
This  Prospectus   is  not  an
offer    to    sell,   or    a
solicitation  of  an offer  to
buy,  in  any jurisdiction  in
which it is  unlawful to  make
such an offer or solicitation.                     PROSPECTUS
Neither  the delivery  of this
Prospectus  nor any  sale made
hereunder   shall   under  any
circumstances    create    any                   ________________
implication  that   there  has
been no change in  the affairs
of the Company since  the date
hereof.

                                                 Debt Securities

   TABLE OF CONTENTS
                                                  March 14, 1995
                              Page
Available Information . .       2
Documents Incorporated by
  Reference . . . . . . .       2
The Company and its
  Subsidiaries  . . . . .       2
Use of Proceeds . . . . .       3
Certain Terms and Descriptions
  of Debt Securities and
  Indenture . . . . . . .       3
Plan of Distribution  . .       9
Legal Opinions  . . . . .       9
Experts . . . . . . . . .      10

                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

            The following is an itemized statement of the estimated amounts of all expenses in connection with the issuance and distribution of the Debt Securities assuming a sale through three separate offerings:

      Filing Fees, Securities and Exchange Commission ......      $137,932

      Printing of Registration Statement, Prospectus,
         Indenture, Definitive Securities, Purchase
         Agreement and other Miscellaneous Papers ..........       100,000

      Trustee's Acceptance and other Charges ...............        10,000

      Legal Fees of Counsel for the Trustee ................         5,000

      Independent Accountants' Fees and Expenses ...........        70,000

      Rating Fees (Moody's Investors Service, Inc.,
         Standard & Poor's Corporation, Duff & Phelps,
         Inc., Fitch Investors Service, Inc.) ..............       230,000

      Blue Sky Legal Fees and Expenses .....................        12,000

      Service Charges (including legal fees),
         Consolidated Natural Gas Service Company,
         Inc. ..............................................        25,000

      Other Miscellaneous Expenses .........................        10,000

                Total Expenses .............................      $599,932

Item 15.  Indemnification of Directors and Officers

            Article Fourteenth of the Company's Certificate of
Incorporation reads as follows:

      "FOURTEENTH. To the full extent that the General Corporation Law of the State of Delaware, as the same now exists, permits elimination or limitation of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for lia-bility (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
      Section 174 of the Delaware General Corporation Law, or
      (iv) for any transaction from which the director derived an improper personal benefit.

      To the full extent permitted by law, all directors of the Corporation shall be afforded any exemption from liability or limitation of liability permitted by any subsequent enactment, modification or amendment of the General
      Corporation Law of the State of Delaware.

      Any repeal or modification of either or both of the foregoing paragraphs by the stockholders of the Corporation shall not adversely affect any exemption from liability, limitation of liability, or other right of a director of the Corporation with respect to any matter occurring prior to such repeal or modification."

            The Bylaws of the Company provide as follows:

            A. Each person who at any time is, or shall have been a director, officer, or employee of the Corporation, or serves or has served as a director, officer, employee, fiduciary or other representative of another company, partnership, joint venture, trust, association or other enterprise (including any employee benefit plan), where such service was specifically requested by the Corporation in accordance with (E) below, or the established guidelines for participation in outside positions (such service hereinafter being referred to as "Outside Service"), and is threatened to be or is made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he is, or was, a director, officer, or employee of the Corporation or a director, officer, employee, fiduciary or other representative of such other enterprise, shall be indemnified against expenses (including attorney's fees), judgments, fines and amounts paid in settlement ("Loss") actually and reasonably incurred by him in connection with any such Proceeding to the full extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment). The Corporation shall indemnify any person seeking indemnity in connection with any Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) initiated by such person was authorized by the Board of Directors of the Corporation. With respect to any Loss arising from Outside Service, the Corporation shall provide such indemnification only if and to the extent that (i) such other company, partnership, joint venture, trust, association or enterprise is not legally permitted or financially able to provide such indemnification, and
(ii) such Loss is not paid pursuant to any insurance policy other than any insurance policy maintained by the Corporation.

            B. The right to be indemnified pursuant to the Bylaws shall include the right to be paid by the Corporation for expenses, including attorney's fees, incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director, officer, or employee, in which such director, officer or employee agrees to repay all amounts so advanced if it should be determined ultimately that such director, officer or employee is not entitled to be indemnified under applicable law.

            C. The right of any director or officer (but not employee) to be indemnified or to the reimbursement or advancement of expenses pursuant to the Bylaws (i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer, and (ii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

            D. The right to be indemnified or to the reimbursement or advancement of expenses pursuant to the Bylaws shall in no way be exclusive of any other rights of indemnification or advancement to which any such director, officer or employee may be entitled, under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

            E. Any person who is serving or has served as a director, officer, employee or fiduciary of (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation at the time of such service, or (ii) any employee benefit plan of the Corporation or of any other such corporation, shall be deemed to be doing or have done so at the request of the Corporation.

            The Delaware General Corporation Law, Section 145, provides that a Delaware corporation has power to indemnify its officers, directors, employees and agents.

            The Company purchases directors' and officers' liability insurance.

Item 16.    Exhibits

             *1  - Standard Purchase Agreement Provisions - Debt
                    Securities Including Form of Purchase Agreement.

             *4  - Form of Indenture between Consolidated Natural Gas
                    Company and United States Trust Company of New York.

             *5  - Opinion of Counsel for Consolidated Natural Gas Company
                    as to the legality of the securities being registered.

           **12 - Computation of Ratio of Earnings to Fixed Charges for the calendar years 1989-1993, inclusive (incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-3196), Exhibit 12).

         **23(A) - Consent of Independent Accountants (incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File
                    No. 1-3196), Exhibit 23(C)).

         **23(B) - Consent of Independent Geologists (incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File
                    No. 1-3196), Exhibit 23(A)).

         **23(C) - Consent of Mining Engineers and Geologists
                    (incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-3196), Exhibit 23(B)).

          *23(D) - The consents of Stephen E. Williams and/or Norbert F.
                    Chandler are set forth in the opinion filed as
                    Exhibit 5.

            *24  - Power of Attorney.

            *25  - Statement of Eligibility of Trustee.


              *  Filed herewith.
             **  Previously filed.

Item 17.  Undertakings

                 The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (5) In the event that the terms of any offers and sales of the Securities are determined by competitive bidding (i) to use its best efforts to distribute, prior to the opening of bids, to prospective bidders, underwriters and dealers a reasonable number of copies of a prospectus which at the time meets the requirements of section 10(a) of the Securities Act of 1933, and relating to the securities offered at competitive bidding, as contained in the registration statement together with any supplements thereto and (ii) to file an amendment to the registration statement reflecting the results of competitive bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use authorized by the issuer after the opening of bids of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

            (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Company, pursuant to the provisions described under Item 15 above, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered hereby and the Securities and Exchange Commission is still of the same opinion, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 14th day of March, 1995.

                                    CONSOLIDATED NATURAL GAS COMPANY
                                                (Registrant)


                                    /s/ L.D. Johnson
                                    L.D. Johnson
                                    Vice Chairman of the Board and
                                      Chief Financial Officer



            Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                 Title                                  Date


L.D. Johnson            Vice Chairman of the
                          Board and Chief
                          Financial Officer
                          (Principal Financial
                          Officer) and Director



George A. Davidson, Jr. Chairman of the Board, )                March 14, 1995
                          Chief Executive      ) L.D. Johnson,
                          Officer (Principal   ) As Attorney-in-Fact
                          Executive Officer)   )
                          and Director         )
                                               )

    Signature                 Title                                  Date

S.R. McGreevy           Vice President,
                        Accounting and
                        Financial Control
                        (Principal Accounting  )
                          Officer)             )
                                               )
                                               )

William S. Barrack, Jr. Director               )

                                               )
                                               )
J.W. Connolly           Director               )
                                               )
                                               )

Ray J. Groves           Director               )

                                               )
                                               )
Paul E. Lego            Director               )
                                               )
                                               )
Theodore Levitt         Director               )
                                               )
                                               )

Margaret A. McKenna     Director               )

                                               )
                                               )
Steven A. Minter        Director               )
                                               )
                                               )

Walter R. Peirson       Director               )              March 14, 1995

                                               )
                                               )
Richard P. Simmons      Director               )
                                               )
                                               )
Lois Wyse               Director               )

                             INDEX OF EXHIBITS

             *1  - Standard Purchase Agreement Provisions -
                    Debt Securities Including Form of Purchase
                    Agreement.

             *4  - Form of Indenture between Consolidated
                    Natural Gas Company and United States
                    Trust Company of New York.

             *5  - Opinion of Counsel for Consolidated
                    Natural Gas Company as to the legality of the securities being registered.

           **12  - Computation of Ratio of Earnings to Fixed
                    Charges for the calendar years 1989-1993, inclusive (incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended
                    December 31, 1993 (File No. 1-3196),
                    Exhibit 12).

         **23(A) - Consent of Independent Accountants
                    (incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File
                    No. 1-3196), Exhibit 23(C)).

         **23(B) - Consent of Independent Geologists
                    (incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File
                    No. 1-3196), Exhibit 23(A)).

         **23(C) - Consent of Mining Engineers and Geologists
                    (incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-3196), Exhibit 23(B)).

          *23(D) - The consents of Stephen E. Williams and/or
                    Norbert F. Chandler are set
                    forth in the opinion filed as Exhibit 5.

            *24  - Power of Attorney.

            *25  - Statement of Eligibility of Trustee.


              *  Filed herewith.
             **  Filed previously.









































                                   -ii-